Exhibit 99.1

NEWS For Immediate Release

Editorial Contact:

Erin Jones

Quest Software

949-754-8032

erin.jones@quest.com

Richard Maganini

Open Text Corporation

847-267-9330 ext.4266

rmaganin@opentext.com

QUEST SOFTWARE PLANS TO SELL VISTA PLUS SUITE AND RELATED ASSETS

IRVINE, Calif., August 31, 2004 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application, database and Windows management solutions, announced today that it has signed a definitive agreement to sell the Vista Plus® Suite of products and its related assets to Open Text Corporation (Nasdaq: OTEX, TSX: OTC). The transaction is expected to close in September 2004. The transaction is structured as an asset sale and the sale price is approximately $24 million in cash.

“The Vista Plus Suite is a powerful output management solution, however it does not directly fit with Quest’s current product portfolio which focuses mainly on solutions for application, database and Windows management,” said Juli Ackerman, vice president of business development, Quest Software. “This strong product suite has many satisfied customers and they will have a bright future as customers of Open Text. Current Vista Plus customers should benefit going forward as Open Text plans to feature the Vista Plus Suite prominently as a key element of its enterprise content management (ECM) suite. After the closing of the transaction, Open Text and Quest will work together to ensure that the transition is transparent to customers. We are pleased with the value Open Text has placed on these products, their customers and the employees that support them.”

“With Vista Plus, we’re acquiring world class technology that captures and stores business-critical information from ERP systems,” said Tom Jenkins, chief executive officer of Open Text. “Current Vista Plus customers will benefit from the integration with Open Text’s ECM platform. We will work together to integrate our teams, while continuing to support and serve Vista Plus customers.”

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Quest Plans to Sell Vista Plus Suite and Related Assets

The Vista Plus product line contributed approximately 5.8% of Quest Software’s total revenues in 2003, with most being customer support revenue.

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Throughout its history, Open Text has matched its tradition of innovation with a track record of financial strength and growth. Today, the company supports more than 17 million seats across 13,000 deployments in 67 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com

About Quest Software, Inc.

Quest Software, Inc. provides software to simplify IT management to 18,000 customers worldwide, including 75 percent of the Fortune 500. Quest products for application, database and Windows management help customers develop, deploy, manage and maintain the IT enterprise without expensive downtime or business interruption. Headquartered in Irvine, Calif., Quest Software can be found in offices around the globe and at www.quest.com.

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Forward Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating the prospective sale of our Vista Plus suite of products and related assets. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including the impact of economic conditions on our customers, variations in the size and timing of customer orders; the outcome of pending or future litigation; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of companies and/or technologies including risks relating to integration of the combined companies; risks associated with international operations; and the need to attract and retain qualified personnel. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.